Exhibit 1.1

BBVA COMPASS BANCSHARES, INC.

Global Medium Term Senior and Subordinated Notes

FORM OF DISTRIBUTION AGREEMENT

, 2015
BBVA Securities Inc.
1345 Avenue of the Americas
44th Floor
New York, NY 10105

Ladies and Gentlemen:

BBVA Compass Bancshares, Inc., a bank holding company organized under the laws of the State of Texas (the “Company”) confirms its agreement with you, BBVA Securities Inc. (the “Agent”), on the terms set forth in this agreement with respect to the issuance and sale from time to time by the Company of its global medium term senior unsecured debt obligations and subordinated unsecured debt obligations (the “Securities”), along with the Company’s preferred stock, depositary shares and any other securities that may be offered by post-effective amendment to the Registration Statement referred to below, up to an aggregate initial principal offering price of $1,500,000,000 (or the equivalent thereof in one or more currencies other than U.S. dollars), as such amount may be increased from time to time upon due authorization by the Company.

Subject to the terms and conditions stated herein and to the reservation by the Company of the right to sell Securities directly on its own behalf, the Company hereby (i) appoints the Agent as the agent of the Company for the purpose of soliciting and receiving offers to purchase Securities from the Company upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify pursuant to Section 2(a) hereof and (ii) agrees that whenever it determines to sell Securities directly to the Agent as principal, it will enter into a separate agreement (each, a “Terms Agreement”), substantially in the form of Annex I hereto or enter into oral agreement subsequently confirmed by writing from the Agent to the Company, in each case, relating to such sale in accordance with Section 2(b) hereof.  This Distribution Agreement shall not be construed to create either an obligation on the part of the Company to sell any Securities or an obligation of the Agent to purchase Securities as principal.

The Securities will be issued as senior indebtedness pursuant to the provisions of a senior indenture, dated as of, 2015, between the Company and U.S. Bank National Association, as trustee (the “Senior Debt Trustee”) (as may be supplemented or amended from time to time, the “Senior Debt Indenture”), or as subordinated indebtedness pursuant to the provisions of a subordinated indenture, dated as of         , 2015, between the Company and U.S. Bank National Association, as trustee (the “Subordinated Debt Trustee”) (as may be supplemented or amended from time to time, the “Subordinated Debt Indenture”).  The Securities shall have the maturity ranges, interest rates, if any, redemption provisions, if any, and other terms set forth in the Prospectus referred to below and any summary of terms of each such issuance of Securities (a “Term Sheet”).  The Senior Debt Indenture and the Subordinated Debt Indenture are sometimes hereinafter referred to individually as an “Indenture” and collectively as the “Indentures,” and the Senior Debt Trustee and the Subordinated Debt Trustee are sometimes hereinafter referred to individually as a “Trustee” and collectively as the “Trustees.”  The Securities will be issued, and the terms and rights thereof established, from time to time by the Company in accordance with the applicable Indenture.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Securities.  Such registration statement as amended at the Commencement Date (as hereinafter defined), including the documents incorporated therein by reference and the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B of the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement.”  The Company proposes to file with the Commission from time to time, pursuant to Rule 424 under the Securities Act, supplements to the prospectus relating to the Securities included in the Registration Statement that will describe certain terms of the Securities.  The prospectus covering the Securities in the form first used to confirm each sale of Securities (or in the form first made available to the agent by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as supplemented by a prospectus supplement and/or one or more product supplements and/or pricing supplements setting forth the terms of the Securities, in the form first used to confirm each sale of Securities (or in the form first made available to the agent by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), is hereinafter referred to as the “Prospectus.”  The term “Preliminary Prospectus” means any preliminary form of the Prospectus.  The term “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act.  The term “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “Basic Prospectus,” “Prospectus” and “Preliminary Prospectus” shall include the documents, if any, incorporated by reference therein.  The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Disclosure Package (as defined below) or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.           Representations and Warranties.  The Company represents and warrants to the Agent as of the Commencement Date, as of the date of each acceptance by the Company of an offer for the purchase of Securities (whether to the Agent as principal or through the Agent as agent), as of the date of each delivery of Securities (whether to the Agent as principal or through the Agent as agent) (the date of each such delivery to the Agent as principal being hereafter referred to as a “Settlement Date”), as of the Applicable Time (as defined below), and as of the times the Registration Statement or the Basic Prospectus is amended or supplemented (it being understood that such representations, warranties and agreements shall be deemed to relate to the Registration Statement, the Basic Prospectus and the Prospectus, each as amended or supplemented to each such date ) (each of the times referenced above being referred to hereafter as a “Representation Date”), as follows:

(a)           The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(b)           (i)  Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Disclosure Package as of the Applicable Time (as defined below) or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder; (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement, the Disclosure Package as of the Applicable Time and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Prospectus, and any amendments or supplements thereto do not and, as of the applicable Representation Date, will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (vi) the Disclosure Package as of the Applicable Time will not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; (vii) each broadly available road show, if any, when considered together with the Disclosure Package as of the Applicable Time, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (viii) any individual free writing prospectus, when considered together with the Disclosure Package, will not as of the Applicable Time include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ix) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto, provided, however, that (1) the representations and warranties set forth in this paragraph do not apply to (A) any statements or omissions in the Disclosure Package made in reliance upon and in conformity with information furnished in writing to the Company by the Agent expressly for use therein or (B) those parts of the Registration Statement that constitute the Statements of Eligibility (Forms T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustees and (2) the representations and warranties set forth in clauses (iv) and (v) above, when made as of the Commencement Date or as of any date on which you solicit offers to purchase Securities or on which the Company accepts an offer to purchase

Securities, shall be deemed not to cover information concerning an offering of particular Securities to the extent such information will be set forth in a supplement to the Basic Prospectus.

“Applicable Time” means such time at or prior to the confirmation of any sales of the Securities, as agreed between the Company and the Agent in (i) a Terms Agreement, or (ii) any other written agreement of the Company and the Agent.

“Disclosure Package” means, with respect to any particular issuance of Securities, the (i) the Preliminary Prospectus used in connection with the issue of such Securities, (ii) the free writing prospectus(es) used in connection with the issue of such Securities, if any, and (iii) a Term Sheet used in connection with the issue of such Securities (or otherwise as identified as being part of the Disclosure Package in a Terms Agreement or any other written agreement of the Company and the Agent).

(c)           The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for any free writing prospectuses and electronic road shows each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the Disclosure Package as of the Applicable Time and the Prospectus, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “Holding Company Act”).

(e)           Deloitte & Touche LLP, who have audited certain financial statements of the Company and its consolidated subsidiaries, are independent accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

(f)           All of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(g)           Each subsidiary and each “significant subsidiary” of the Company (as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act) (each a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package as of the Applicable Time and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole; except as otherwise disclosed in the Registration Statement, the Disclosure Package as of the Applicable Time and the Prospectus, all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Significant Subsidiaries was issued in violation of any preemptive or similar rights of any securityholder of such Significant Subsidiary.  The other subsidiaries of the Company other than Significant Subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Securities Act.

(h)           The Company has an authorized capitalization as set forth in the Registration Statement, the Disclosure Package as of the Applicable Time and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, free and clear of all liens, encumbrances, equities or claims.

(i)           The Indentures have been duly qualified under the Trust Indenture Act and each has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(j)           The forms of the Securities have been duly authorized and, when issued, delivered and paid for pursuant to this Agreement, the relevant Indenture and any relevant Terms Agreement, will have been duly executed, authenticated, issued and delivered will conform to the descriptions thereof in the Registration Statement, the Disclosure Package as of the Applicable Time and the Prospectus and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits provided by the relevant Indenture under which they are to be issued, subject to applicable bankruptcy, liquidation, insolvency, fraudulent transfer, reorganization, receivership, conservatorship, moratorium and other laws of general applicability relating to or affecting the rights of creditors generally and to general equity principles; the relevant Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject to bankruptcy, liquidation, insolvency, fraudulent transfer, reorganization, receivership, conservatorship, moratorium and other laws of general applicability relating to or affecting the rights of creditors generally and to general equity principles.

(k)           No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, the Registration Statement, the Disclosure Package as of the Applicable Time or the Prospectus in connection with the issuance and sale of the Securities by the Company except such as have been made with regulatory agencies and such as may be required under state securities law provided, however, that no representation is made as to whether the purchase of the Securities constitutes a “prohibited transaction” under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.

(l)           The execution, delivery and performance of the Indentures and this Agreement do not, and the completion, execution and issuance of each particular Security in accordance with the relevant Indenture, the sale by the Company of such Security in accordance with this Agreement, the Disclosure Package as of the Applicable Time and the Prospectus and compliance with the terms and provisions thereof will not, result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any material agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement.

(m)           This Agreement (including any agreement with respect to the offering and sale of particular Securities) has been duly authorized, executed and delivered by the Company.

(n)           The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole.

(o)           The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole.

(p)           Except as disclosed in the Registration Statement, the Disclosure Package as of the Applicable Time or the Prospectus, there is no pending action, suit or proceeding against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, or would materially and adversely affect the ability of the Company to perform its obligations under the relevant Indenture or this Agreement, or which is otherwise material in the context of the sale of the Securities; and to the Company’s knowledge, no such action, suit or proceeding is threatened.

(q)           Except as disclosed in the Registration Statement, the Disclosure Package as of the Applicable Time or the Prospectus, there has been no material adverse change, or any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole and except as disclosed in or contemplated by the Registration Statement, the Disclosure Package as of the Applicable Time or the Prospectus.

(r)           As of the date hereof, to the knowledge of the Company, there is and has been no failure on the part of the Company and any of the Company's directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications, it being understood that the management of the Company has not conducted an evaluation of such compliance for any period after March 11, 2015.

(s)           The statements set forth in the Basic Prospectus, the Disclosure Package as of the Applicable Time or the Prospectus, as applicable, under the caption “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Securities, and under the captions “Material United States Federal Income Tax Consequences” and “Plan of Distribution,” insofar as they purport to describe the provisions of the laws, regulations and documents referred to therein, are accurate and complete in all material respects.

(t)           The obligations of the Company under the Securities that are Senior Notes rank pari passu with its other unsecured, unsubordinated liabilities, except for liabilities required to be preferred by law.

(u)           The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package as of the Applicable Time or the Prospectus, will not be required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

(v)           The Company has not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(w)           None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or the U.K. Bribery Act 2010 (the “Bribery Act”); and the Company and its subsidiaries have conducted their businesses in compliance with the FCPA and the Bribery Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(x)           The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(y)           None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any material sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to knowingly fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

Notwithstanding the foregoing, it is understood and agreed that the representations and warranties set forth in Section 1(b)(iii), 1(b)(iv), 1(b)(v), 1(b)(vi) and 1(b)(vii), 1(j) (except as to due authorization of the Securities) and 1(l), when made as of the Commencement Date, or as of any date on which you solicit offers to purchase Securities, with respect to any Securities the payments of principal or interest on which, or any other payments with respect to which, will be determined by reference to one or more currency exchange rates, commodities, securities of entities affiliated or unaffiliated with the Company, baskets of such securities, equity indices or to other property or other factors, shall be deemed not to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission.

2.           (a)           Solicitations As Agent.  On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Agent agrees, as agent of the Company, to use its reasonable efforts to solicit and receive offers to purchase the Securities from the Company upon the terms and conditions set forth in the Disclosure Package as of the Applicable Time and the Prospectus, each as amended or supplemented from time to time.  The Company reserves the right to sell, and may solicit and accept offers to purchase, Securities directly on its own behalf in transactions with other persons (provided such sales are in accordance with the applicable law), and, in the case of any such sale not resulting from a solicitation made by the Agent, no commission will be payable with respect to such sale.  It is understood that if from time to time the Company is approached by a prospective agent offering to solicit a specific purchase of Securities, the Company may also engage the Agent with respect to such specific purchase.

Procedural details relating to the issue and delivery of Securities, the solicitation of offers to purchase Securities and the payment in each case therefor shall be as set forth in the Administrative Procedure attached hereto as Annex II as it may be amended from time to time by written agreement between the Agent and the Company (the “Administrative Procedure”).  The provisions of the Administrative Procedure shall apply to all transactions contemplated hereunder other than those made pursuant to a Terms Agreement.  The Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them in the Administrative Procedure.  The Company will furnish to the relevant Trustee a copy of the Administrative Procedure as from time to time in effect.

The Company reserves the right, in its sole discretion, to instruct the Agent to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Securities from the Company.  As soon as practicable, but in any event not later than one business day in New York City, after receipt of notice from the Company, the Agent will suspend solicitation of offers to purchase Securities from the Company until such time as the Company has advised the Agent that such solicitation may be resumed.  During such period, the Company shall not be required to comply with the provisions of Sections 4(j) and 4(k).  Upon advising the Agent that such solicitation may be resumed, however, the Company shall simultaneously provide the documents required to be delivered by Sections 4(j) and 4(k), and the Agent shall have no obligation to solicit offers to purchase the Securities until such documents have been received by the Agent.  In addition, any failure by the Company to comply with its obligations hereunder, including without limitation its obligations to deliver the documents required by Sections 4(j) and 4(k), shall automatically terminate the Agent’s obligations hereunder, including without limitation their obligations to solicit offers to purchase the Securities hereunder as agent or to purchase Securities hereunder as principal (as provided in (b) below).

You shall communicate to the Company, orally or in writing, each offer to purchase Securities received by you as agent that in your judgment should be considered by the Company.  The Company shall have the sole right to accept offers to purchase Securities and may reject any offer in whole or in part.  You shall have the right to reject any offer to purchase Securities that you consider to be unacceptable, and any such rejection shall not be deemed a breach of your agreements contained herein.

(b)           Purchases as Principal.  Each sale of Securities to the Agent as principal shall be made in accordance with the terms of this Agreement and (unless an oral agreement is entered into between you and the Company subsequently confirmed in writing by you to the Company) a Terms Agreement which will provide for the sale of such Securities to, and the purchase thereof by, the Agent.  A Terms Agreement may also specify certain provisions relating to the reoffering of such Securities by the Agent.  The commitment of the Agent to purchase Securities as principal, whether pursuant to any Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.  The Agent may engage the services of any other broker or dealer in connection with the resale of the Securities purchased as principal and may allow any portion of the discount received in connection with such purchases from the Company to such brokers and dealers. Each Terms Agreement shall specify the principal amount of Securities to be purchased by the Agent pursuant thereto, the price to be paid to the Company for such Securities, any provisions relating to rights of, and default by, underwriters acting together with the Agent in the reoffering of the Securities and the time and date and place of delivery of and payment for such Securities.  Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 4 hereof.

(c)           For each sale of Securities to the Agent as principal that is not made pursuant to a Terms Agreement, the procedural details relating to the issue and delivery of such Securities and payment therefor shall be as set forth in the Administrative Procedure.  For each such sale of Securities to the Agent as principal that is not made pursuant to a Terms Agreement, the Company agrees to pay the Agent a commission (or grant an equivalent discount) as provided in Section 2(a) hereof and in accordance with the schedule set forth therein.

Each time and date of delivery of and payment for Securities to be purchased by the Agent as principal, whether set forth in a Terms Agreement or in accordance with the Administrative Procedure, is referred to herein as a “Time of Delivery.”

(d)           In connection with your actions hereunder, you covenant that, unless you obtain the prior consent of the Company, you will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433(h) under the Securities Act, or that would otherwise constitute a free writing prospectus required to be filed with the Commission.

3.           Delivery.  The documents required to be delivered pursuant to Section 6 hereof on the Commencement Date (as defined below) shall be delivered to the Agent at the offices of the Agent’s counsel at 11:00 a.m., New York City time, on the date of this Agreement, which date and time of such delivery may be postponed by agreement between the Agent and the Company but in no event shall be later than the day prior to the date on which solicitation of offers to purchase Securities is commenced or on which any Terms Agreement is executed (such time and date being referred to herein as the “Commencement Date”).

4.           Agreements.  The Company covenants and agrees with the Agent:

(a)           (i) To make no amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus (excluding any of the Company’s periodic filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 13(f), 14 or 15(d) of the Exchange Act, copies of which filings the Company will cause to be delivered to you promptly after being transmitted for filing with the Commission) (A) prior to the Commencement Date which shall be disapproved by the Agent promptly after reasonable notice thereof or (B) after the date of any Terms Agreement or other agreement by the Agent to purchase Securities as principal and prior to the related Time of Delivery which shall be disapproved by the Agent party to such Terms Agreement or so purchasing as principal promptly after reasonable notice thereof; (ii) to prepare, with respect to any Securities to be sold through or to the Agent pursuant to this Agreement, a Preliminary Pricing Supplement, a Term Sheet (if requested) and a Prospectus, and a Terms Agreement (if requested), with respect to such Securities in a form previously approved by the Agent; (iii) to make no amendment or supplement to the Registration Statement or Disclosure Package (any of the Company’s periodic filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 13(f), 14 or 15(d) of the Exchange Act, copies of which filings the Company will cause to be delivered to you promptly after being transmitted for filing with the Commission) at any time prior to having afforded the Agent a reasonable opportunity to review and comment thereon; (iv) to promptly cause each supplement to the Basic Prospectus relating to the Securities (including any product supplement or pricing supplement) to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act; (v) to file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act; (vi) to advise the Agent as promptly as practicable of (A) the institution by the Commission, or any federal or state bank or securities regulatory authority, of any proceedings in respect of the Registration Statement, the Disclosure Package or the Prospectus (including any proceeding relating to any reports filed pursuant to the Exchange Act) or the offering of the Securities and to use its best efforts to prevent the issuance of any order interfering with the offering of the Securities and to obtain as soon as possible its lifting, if issued; (B) the filing of any amendment or supplement to the Basic Prospectus; (C) the filing and effectiveness of any amendment to the Registration Statement and (D) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Basic Prospectus or for any additional information and (vii) to use best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement or similar action interfering with the offering or sale of the Securities or the use of the Disclosure Package or the Prospectus and, if issued, to use best efforts to obtain as soon as possible the withdrawal thereof;

(b)           Promptly from time to time to take such action as the Agent may reasonably request (i) to qualify the Securities for offering and sale under the securities laws of such states or other jurisdictions of the United States as the Agent may designate and (ii) to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution or sale of the Securities; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation, file a general consent to service of process in any jurisdiction or subject itself to taxation as a foreign corporation in any jurisdiction in which it is not otherwise so subject;

(c)           To furnish the Agent with a copy of the Registration Statement, the Disclosure Package and the Prospectus and each amendment or supplement thereto signed by an authorized officer of the Company, and additional copies of the Registration Statement, the Disclosure Package as of the Applicable Time and the Prospectus, and each amendment or supplement thereto (except as may be provided in the Administrative Procedure), in such quantities as the Agent may reasonably request from time to time; provided that if such document is available in electronic form, the Company may furnish the Agent with such document in electronic form; and if, at any time while this Agreement is in effect, or, in the event this Agreement is terminated, at any time the Agent is holding Securities it purchased as principal, any event shall have occurred as a result of which the Registration Statement, the Disclosure Package as of the Applicable Time and the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made existing at any Representation Date or the time it is delivered to a purchaser not misleading, or, if for any other reason it shall be necessary or required during such same period to amend or supplement the Registration Statement, the Disclosure Package as of the Applicable Time or the Prospectus, to promptly notify the Agent and request the Agent, in its capacity as agent of the Company, to suspend solicitation of offers to purchase Securities from the Company (and, if so notified, the Agent shall cease such solicitations as soon as practicable, but in any event not later than one business day later); and upon the request of the Agent, shall promptly prepare and furnish without charge an amendment or supplement to the Registration Statement, the Disclosure Package as of the Applicable Time or the Prospectus, as applicable, as then amended or supplemented that will correct such statement or omission;

(d)             The Company will make generally available to its security holders and to you as soon as practicable earning statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering a period of at least twelve months beginning, in each case, not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement with respect to each sale of Securities;

(e)           The Company will endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request;

(f)           The Company shall notify you promptly in writing upon obtaining the knowledge of any downgrading, or of its receipt of any notice of any intended or potential downgrading or of any review for possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act;

(g)           So long as any Securities are outstanding, to furnish to the Agent as soon as they are available, copies of any reports, written communications and financial statements not otherwise available through the Commission’s or the Company’s website furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed;

(h)           That each acceptance by the Company of an offer to purchase Securities hereunder (including any purchase by the Agent as principal not pursuant to a Terms Agreement), and each execution and delivery by the Company of a Terms Agreement with the Agent, shall be deemed to be an affirmation to the Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement, as the case may be, as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the settlement date for the Securities relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement, the Disclosure Package as of the Applicable Time and the Prospectus, each as amended and supplemented relating to such Securities);

(i)           That (A) each time the Registration Statement, the Disclosure Package as of the Applicable Time or the Prospectus shall be amended or supplemented (other than (x) by a Preliminary Prospectus, Prospectus or Term Sheet providing solely for the interest rates or maturities of the securities or the principal amount of securities remaining to be sold or similar changes or (y) as a result of the filing with the Commission an amendment to a Current Report on Form 8-K, but specifically including as a result of filing with the Commission a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K) and (B) each time the Company sells Securities to the Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of an opinion or opinions by the counsel to the Agent as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company shall furnish to such counsel, but only if so requested by the Agent in the case of clause (A), such papers and information as they may reasonably request to enable them to furnish to the Agent the opinion or opinions referred to in Section 6(a) hereof;

(j)           That (A) each time the Registration Statement, the Disclosure Package as of the Applicable Time or the Prospectus shall be amended or supplemented (other than (x) by a Preliminary Prospectus, Prospectus or Term Sheet providing solely for the interest rates or maturities of the securities or the principal amount of securities remaining to be sold or similar changes or (y) as a result of the filing with the Commission an amendment to a Current Report on Form 8-K, but specifically including as a result of filing with the Commission a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K) and (B) each time the Company sells Securities to the Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of an opinion under this Section 4(j) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company shall furnish or cause to be furnished forthwith to the Agent, but only if so requested by the Agent in the case of clause (A), written opinions of the General Counsel and Secretary of the Company and Davis Polk & Wardwell LLP or other counsel for the Company approved as satisfactory to the Agent (provided that such approval shall not be unreasonably withheld), dated the date of such amendment, supplement or Time of Delivery relating to such sale, as the case may be, in form satisfactory to the Agent, to the effect that the Agent may rely on the opinion of such counsel referred to in Section 6(b) hereof which was last furnished to the Agent to the same extent as though it were dated the date of such letter authorizing reliance (except that the statements in such last opinion shall be deemed to relate to the Registration Statement, the Disclosure Package as of the Applicable Time and the Prospectus, each as amended and supplemented to such date) or, in lieu of such opinion, an opinion of the same tenor as the opinion of such counsel referred to in Section 6(b) hereof but modified to relate to the Registration Statement, the Disclosure Package as of the Applicable Time and the Prospectus, each as amended and supplemented to such date;

(k)           That (A) each time the Registration Statement, the Disclosure Package as of the Applicable Time and the Prospectus shall be amended or supplemented (other than (x) by a Preliminary Prospectus or Prospectus or Term Sheet providing solely for the interest rates or maturities of the securities or the principal amount of securities remaining to be sold or similar changes or (y) as a result of the filing with the Commission an amendment to a Current Report on Form 8-K, but specifically including as a result of filing with the Commission a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K), and (B) each time the Company sells Securities to the Agent as principal and the applicable Terms Agreement specifies the delivery of a certificate under this Section 4(k) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company shall furnish or cause to be furnished forthwith to the Agent, but only if so requested by the Agent in the case of clause (A), a certificate, dated the date of such supplement, amendment or Time of Delivery relating to such sale, as the case may be, in such form and executed by such officers of the Company as shall be satisfactory to the Agent (provided that any of the Chief Executive Officer, Chief

Financial Officer, Treasurer or Executive Vice President, Treasury Division, or any other officer as authorized by the Board of Directors shall be deemed as satisfactory to the Agent), to the effect that the statements contained in the certificates referred to in Section 6(e) hereof which were last furnished to the Agent are true and correct at such date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Disclosure Package as of the Applicable Time and the Prospectus, each as amended and supplemented to such date) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Section 6(e)  modified to relate to the Registration Statement, the Disclosure Package as of the Applicable Time and the Prospectus, each as amended and supplemented to such date;

(l)           That (A) each time that the Registration Statement, the Disclosure Package as of the Applicable Time or the Prospectus is amended or supplemented to include additional financial information (other than (x) by an amendment or supplement relating solely to the issuance and/or offering of securities other than the Securities or (y) as a result of the filing with the Commission an amendment to a Current Report on Form 8-K, but specifically including as a result of filing with the Commission a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K) and (B) each time the Company sells Securities to the Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of a comfort letter under this Section 4(l) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company shall furnish or cause to be furnished promptly to the Agent, but only if so requested by the Agent in the case of clause (A), a comfort letter of independent public accountants, dated the date of the filing with the Commission or the date of such amendment or supplement, as applicable, or the date of such sale, as the case may be, in form satisfactory to the Agent;

(m)           To offer to any person who has agreed to purchase Securities from the Company as the result of an offer to purchase solicited by the Agent the right to refuse to purchase and pay for such Securities if, on the related settlement date fixed pursuant to the Administrative Procedure, any condition set forth in Section 6(c) or 6(d) hereof shall not have been satisfied (it being understood that the judgment of such person with respect to the impracticability or inadvisability of such purchase of Securities shall be substituted, for purposes of this Section 4(m), for the respective judgments of the Agent with respect to certain matters referred to in Section 6(c) and 6(d), and that the Agent shall have no duty or obligation whatsoever to exercise the judgment permitted under Section 6(c) and 6(d) on behalf of any such person); and

(n)           The Company will furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company relating to the offering of the Securities and the Company will not use or refer to any proposed free writing prospectus to which you reasonably object.

(o)           The Company will not take any action that would result in you or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by you or on your behalf that you otherwise would not have been required to file thereunder.

(p)          If the third anniversary of the initial effective date of the Registration Statement occurs during an offering of Securities before all of the Securities then being offered have been sold by you, prior to the third anniversary the Company will file a new shelf registration statement and take any other action necessary to permit the public offering of the Securities to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission or that automatically becomes effective upon filing with the Commission in accordance with Rule 462(e) under the Securities Act.

(q)           Unless otherwise notified by you, the Company will prepare a final Term Sheet relating to each offering of the Securities, containing only information that describes the final terms of the Securities or the offering, in a form consented to by you, and will file such Term Sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

5.           Fees and Expenses.  The Company covenants and agrees with the Agent that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issuance of the Securities, in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Prospectus, any Preliminary Prospectus or the Disclosure Package, prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456(b)(1), if applicable) and all printing costs associated therewith, and the mailing and delivering of copies thereof to the Agent; (ii) the reasonable fees, disbursements and expenses of counsel for the Agent in connection with the establishment of the program contemplated hereby, any opinions to be rendered by such counsel hereunder and under any Terms Agreement and the transactions contemplated hereunder and under any Terms Agreement; (iii) the cost of printing, producing or reproducing this Agreement, any Terms Agreement, any Indenture, any Blue Sky and Legal Investment Memoranda, closing documents (including any compilation thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iv) all reasonable expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(b) hereof, including the fees and disbursements of counsel for the Agent in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (v) any fees charged by securities rating services for rating the Securities; (vi) all filing fees and the reasonable fees and disbursements of your counsel incurred in connection with any review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority, Inc., (vii) all fees and expenses in connection with the preparation and filing of any registration statement on Form 8-A relating to any Securities and all costs and expenses incident to listing the Securities on any national securities exchanges and foreign stock exchanges, the cost of preparing the Securities; (viii) the fees and disbursements of any trustee, transfer agent, registrar or depositary, and the fees and disbursements of counsel for any trustee, transfer agent, registrar or depositary in connection with the Securities; (ix) any advertising expenses connected with the solicitation of offers to purchase and the sale of Securities so long as such advertising expenses have been approved by the Company; (x) all costs and expenses related to the transfer and delivery of the Securities to you, including any transfer or other taxes payable thereon and (xi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.  Except as provided in Sections 7 and 8 hereof, the Agent shall pay all other expenses it incurs.

6.           Conditions of the Obligations of the Agent.  The obligation of any Agent, as agent of the Company, at any time (“Solicitation Time”) to solicit offers to purchase the Securities and the obligation of any Agent to purchase Securities as principal, pursuant to any Terms Agreement or otherwise, shall in each case be subject, in the Agent’s discretion, to the condition that all representations and warranties and other statements of the Company herein (and, in the case of an obligation of the Agent under a Terms Agreement, in or incorporated by reference in such Terms Agreement) are true and correct at and as of the Commencement Date and any applicable date referred to in Section 4(k) hereof that is prior to such Solicitation Time or Time of Delivery, as the case may be, and at and as of such Solicitation Time or Time of Delivery, as the case may be, the condition that prior to such Solicitation Time or Time of Delivery, as the case may be, the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)           The counsel to the Agent shall have furnished to the Agent (i) such opinion or opinions, dated the Commencement Date, with respect to such matters as the Agent may reasonably request, and (ii) if and to the extent requested by the Agent, with respect to each applicable date referred to in Section 4(i) hereof that is on or prior to such Time of Delivery, an opinion or opinions, dated such applicable date, to the effect that the Agent may rely on the opinion or opinions which were last furnished to the Agent pursuant to this Section 6(a) to the same extent as though it or they were dated the date of such letter authorizing reliance (except that the statements in such last opinion or opinions shall be deemed to relate to the Registration Statement, the Disclosure Package as of the Applicable Time and the Prospectus) or, in lieu of such an opinion or opinions, an opinion or opinions of the same tenor as the opinion or opinions referred to in clause (i) but modified to relate to the Registration Statement, the Disclosure Package as of the Applicable Time and the Prospectus; and in each case such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(b)           (A) Davis Polk & Wardwell LLP, special counsel for the Company, or other counsel for the Company approved as satisfactory to the Agent (provided that such approval shall not be unreasonably withheld), shall have furnished to the Agent their written opinions (substantially to the effect set forth in Exhibit A) and customary disclosure letter, each dated the Commencement Date and dated each applicable date referred to in Section 4(j) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, each in form and substance satisfactory to the Agent.

(B)           The General Counsel and Secretary of the Company or other counsel for the Company satisfactory to the Agent (provided that such approval shall not be unreasonably withheld), shall have furnished to the Agent their written opinion (substantially to the effect set forth in Exhibit B) dated the Commencement Date and dated each applicable date referred to in Section 4(j) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, each in form and substance satisfactory to the Agent.

(C)           Any disclosure letter delivered pursuant to this Section 6(b)(A) shall also include a statement to the effect that (or shall be accompanied by a letter including) no facts have come to such counsel’s attention that cause such counsel to believe that as of the Applicable Time, the Disclosure Package (except for the financial statements and related schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), the Registration Statement or the Prospectus included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.

(c)           There shall not have occurred from (A) the date of the most recent financial statements included in the Registration Statement, the Disclosure Package as of the Applicable Time or the Prospectus, in the case of the following clause (i), or (B) the date of any acceptance of an offer to purchase Securities, in the case of the following clauses (ii) - (v), to the related settlement date, (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or any of its subsidiaries which, in the judgment of the Agent, as to itself only (or, in the case of a syndicated issue, as to the entire syndicate if the bookrunning lead managing Agent(s) so terminate), is material and adverse and makes it impractical or inadvisable to proceed with the solicitation by the Agent of offers to purchase Securities from the Company or the purchase by the Agent of Securities from the Company as principal, as the case may be, on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package as of the Applicable Time and the Prospectus; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the sole judgment of the Agent, as to itself only (or, in the case of a syndicated issue, as to the entire syndicate if the bookrunning lead managing Agent(s) so terminate), the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with solicitations of offers to purchase Securities or the purchase of the Securities from the Company as principal or enforce contracts for the sale of Securities pursuant to the applicable terms Agreement or otherwise, as the case may be, on the terms and the manner contemplated in the Registration Statement, the Disclosure Package as of the Applicable Time and the Prospectus.

(d)           With respect to any Security denominated in a currency other than the U.S. dollar, more than one currency or a composite currency or any Security the principal or interest of which is indexed to such currency, currencies or composite currency, there shall not have occurred a suspension or material limitation in foreign exchange trading in such currency, currencies or composite currency by a major international bank, a general moratorium on commercial banking activities in the country or countries issuing such currency, currencies or composite currency, the outbreak or escalation of hostilities involving, the occurrence of any material adverse change in the existing financial, political or economic conditions of, or the declaration of war or a national emergency by, the country or countries issuing such currency, currencies or composite currency or the imposition or proposal of exchange controls by any governmental authority in the country or countries issuing such currency, currencies or composite currency.

(e)           The Company shall have furnished or caused to be furnished to the Agent certificates of officers of the Company dated the Commencement Date and each applicable date referred to in Section 4(k) hereof in such form and executed by such officers of the Company as shall be satisfactory to the Agent (provided that any of the Chief Executive Officer, Chief Financial Officer, Treasurer or Executive Vice President, Treasury Division, or any other officer as authorized by the Board of Directors shall be deemed as satisfactory to the Agent) to the accuracy of the representations and warranties of the Company herein at and as of the Commencement Date or such applicable date, as the case may be, as to the performance by the Company of all of their respective obligations hereunder to be performed at or prior to the Commencement Date or such applicable date, as the case may be, as to the matters set forth in subsection (c) of this Section 6, and as to such other matters as the Agent may reasonably request.

(f)           The Agent shall have received a comfort letter, satisfactory to the Agent, from the Company’s independent certified public accountants.

7.           Indemnity and Contribution.  (a)  The Company will indemnify and hold harmless the Agent against any losses, claims, damages or liabilities, joint or several, to which the Agent may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Disclosure Package as of the Applicable Time or the Prospectus, or any amendment or supplement thereto, or any related Preliminary Prospectus, or any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Agent for any legal or other expenses reasonably incurred by the Agent in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable to the Agent in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by the Agent specifically for use in the Disclosure Package or the Prospectus, unless such loss, claim, damage or liability arises out of the offer or sale of Securities occurring after the Agent has notified the Company in writing that such information should no longer be used therein.

(b)           The Agent will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Disclosure Package as of the Applicable Time or the Prospectus, or any amendment or supplement thereto, or any related Preliminary Prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Agent specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, unless such loss, claim, damage or liability arises out of the offer or sale of Securities occurring after the Agent has notified the Company in writing that such information should no longer be used in the Disclosure Package as of the Applicable Time or the Prospectus.

(c)           Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

(d)           If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other from the offering pursuant to this Agreement of the Securities which are the subject of the action or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and any Agent on the other shall be deemed to be in the same proportions as the total net proceeds from the offering pursuant to this Agreement of the Securities which are the subject of the action (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Agent from the offering of such Securities pursuant to this Agreement.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by any Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and you agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Securities which are the subject of the action and which were distributed to the public through it pursuant to this Agreement or upon resale of Securities purchased by it from the Company exceeds the amount of any damages which the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The obligations of the Agent in this subsection (d) to contribute are several, in the same proportion which the amount of the Securities which are the subject of the action and which were distributed through the Agent pursuant to this Agreement bears to the total amount of such Securities distributed through all of the Agent pursuant to this Agreement, and not joint.

(e)           The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Agent within the meaning of the Securities Act or the Exchange Act; and the obligations of the Agent under this Section 7 shall be in addition to any liability which the Agent may otherwise have and shall extend, upon the same terms and conditions, to each office and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

8.           Position of the Agent.  The Agent, in soliciting offers to purchase Securities from the Company and in performing the other obligations of the Agent hereunder (other than in respect of any purchase by the Agent as principal, pursuant to a Terms Agreement or otherwise), is acting solely as agent for the Company and not as principal.  The Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities from the Company was solicited by the Agent and has been accepted by the Company, but the Agent shall not have any liability to the Company in the event such purchase is not consummated for any reason.  If the Company shall default on its obligation to deliver Securities to a purchaser whose offer it has accepted, the Company shall (i) hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such sale.

9.           Survival of Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements by any Agent, the Company set forth in or made pursuant to this Agreement shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Agent or any controlling person of any Agent, or the Company or any officer or director or any controlling person of the Company, and shall survive each delivery of and payment for any of the Securities.

10.           Termination.  The provisions of this Agreement relating to the solicitation of offers to purchase Securities from the Company may be suspended and this Agreement may be terminated at any time by the Company as to any Agent or by any Agent as to the Agent upon the giving of written notice of such suspension or termination to the Agent or the Company, as the case may be.  In the event of such suspension or termination with respect to any Agent, (x) this Agreement shall remain in full force and effect with respect to any Agent as to which such suspension or termination has not occurred, (y) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Securities which are already issued, agreed to be issued or the subject of a pending offer at the time of such suspension or termination and (z) in any event, this Agreement shall remain in full force and effect insofar as the fourth paragraph of Section 2(a), and Sections 4(c), 4(g), 5, 7, 8 and 9 hereof are concerned.

11.           Offering Restrictions.  If any Securities are to be offered outside the United States, you will not offer or sell any such Securities in any jurisdiction if such offer or sale would not be in compliance with any applicable law or regulation or if any consent, approval or permission is needed for such offer or sale by you or for or on behalf of the Company unless such consent, approval or permission has been previously obtained.  Subject to the obligations of the Company set forth in Section 4 of this Agreement, the Company shall have no responsibility for, and you will obtain, any consent, approval or permission required by you for the subscription, offer, sale or delivery by you of Securities, or the distribution of any offering materials, under the laws and regulations in force in any jurisdiction to which you are subject or in or from which you make any subscription, offer, sale or delivery.

12.           Additional Agents. The Company may from time to time appoint one or more additional financial institutions experienced in the distribution of securities similar to the

Securities (each such additional institution herein referred to as an “Additional Agent”) as agent(s) hereunder pursuant to an agent accession letter (an “Agent Accession Letter”), whereupon such Additional Agent shall, subject to the terms and conditions of this Agreement and the Agent Accession Letter, become a party to this Agreement as an agent, vested with all of the authority, rights and powers and subject to all the duties and obligations of an Agent as if originally named as an Agent hereunder. If the Company shall appoint any Additional Agent(s) pursuant to an Agent Accession Letter in accordance with this Section, the Company shall provide each Agent with a copy of such executed Agent Accession Letter.

13.           Notices.  Except as otherwise specifically provided herein or in the Administrative Procedure, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail as follows: if to BBVA Securities Inc.:  1345 Avenue of the Americas 44th Floor, New York, New York 10105, Attention: President, Facsimile: 212-397-9020 and if to the Company: 15 South 20th Street Plaza Level Suite 104, Birmingham, Alabama 35233, Attention: Treasurer, with a copy to BBVA Compass — Legal Department, 2200 Post Oak Blvd., Houston, Texas 77056.  If the Company shall appoint any Additional Agent(s), such information of the Additional Agent(s) will be provided on the signature page of the Agent Accession Letter.

14.           Successors.  This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, the Agent, the Company, and to the extent provided in Sections 7, 8 and 9 hereof, the officers and directors of the Company and any person who controls any Agent or the Company, and their respective personal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement.  No purchaser of any of the Securities through or from any Agent hereunder shall be deemed a successor or assign by reason merely of such purchase.

15.           Status of the Agent.  The Company acknowledges and agrees that (i) any purchase and sale of Securities pursuant to this Agreement and any Terms Agreement, including the determination of terms of the Securities and any related discounts and commissions, are arm’s-length commercial transactions between the Company, on the one hand, and the Agent, on the other hand, (ii) in connection with the offerings contemplated hereby and the process leading to any such transaction the Agent is and has been acting solely as a principal and is not the agent (except to the extent expressly set forth herein) or fiduciary of the Company or its shareholders, creditors, employees or any other party, (iii) Agent has not assumed nor will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offerings contemplated hereby or the process leading thereto (irrespective of whether the Agent has advised or is currently advising the Company on other matters) and Agent has no obligation to the Company with respect to any offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Agent and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Agent has not provided any legal, accounting, regulatory or tax advice with respect to the offerings contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

16.           Time.  Time shall be of the essence in this Agreement and any Terms Agreement.

17.           Applicable Law.  This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflicts of law principles.

18.           Counterparts.  This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be an original, but all of such respective counterparts shall together constitute one and the same instrument.

19.           Waiver.  The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.           Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us counterpart signatures hereof, whereupon this letter and the acceptance by each of you thereof shall constitute a binding agreement between the Company and each of you in accordance with its terms.

Very truly yours,

BBVA COMPASS BANCSHARES, INC.

By:
Name:
Title:

Accepted in New York, New York,
  as of the date hereof:

BBVA SECURITIES INC.

By:
Name:
Title:

ANNEX I

BBVA Compass Bancshares, Inc.

Global Medium Term [Senior] [Subordinated] Notes

Terms Agreement

…………, 20[  ]

BBVA Securities Inc.
1345 Avenue of the Americas
44th Floor
New York, NY 10105

Ladies and Gentlemen:

BBVA Compass Bancshares, Inc. (the “Company”) proposes, subject to the terms and conditions stated herein and in the Distribution Agreement, dated ●, 2015 (the “Distribution Agreement”), between the Company and BBVA Securities Inc. to issue and sell to [Name(s) of Agent(s)] (the “Agent(s)”) the securities specified in Schedule I hereto (the “Purchased Securities”).  Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agent(s), as agent(s) of the Company, of offers to purchase Securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.  Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions therein relating to the solicitation of offers to purchase Securities from the Company, solely by virtue of its execution of this Terms Agreement.  Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in Section 1 of the Distribution Agreement which makes reference to the Registration Statement and the Prospectus shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Registration Statement and the Prospectus, and also a representation and warranty as of the date of this Terms Agreement in relation to the Registration Statement and the Prospectus as amended and supplemented to relate to the Purchased Securities.  Each of the representations and warranties which makes reference to the Disclosure Package, as it relates to the Purchased Securities, shall be deemed to have been made at and as of the Applicable Time.

Subject to the terms and conditions set forth herein (including Schedule I hereto) and in the Distribution Agreement incorporated herein by reference, the Company agrees to issue and sell to [Name(s) of Agent(s)] and [Name(s) of Agent(s)] agree[s] to purchase from the Company the Purchased Securities, at the time (the “Settlement Date”) and place, in the principal amount and at the purchase price set forth in Schedule I hereto.

[In the event the Company and a syndicate of Agents have entered into this Terms Agreement and one or more of the Agents shall fail to purchase the Securities which it or they

Annex I-1

are obligated to purchase (the “Defaulted Securities”) at the Settlement Date, then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or placement agents to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

(a)           if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities to be so purchased by all of such Agents on the Settlement Date, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial purchase obligations bear to the purchase obligations of all nondefaulting Agents, or

(b)           if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities to be so purchased by all of such Agents on the Settlement Date, such agreement shall terminate without liability on the part of any nondefaulting Agent.

No action taken pursuant to this shall relieve any defaulting Agent from liability in respect of its default.

In the event of any such default which does not result in a termination of such agreement, either the nondefaulting Agents or the Company shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Prospectus, the Disclosure Package or the Distribution Agreement or in any other documents or arrangements.]

Annex I-2

If the foregoing is in accordance with your understanding, please sign and return to us [__] counterparts hereof, and upon acceptance hereof by you this letter and such acceptance hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement among you and the Company.

BBVA COMPASS BANCSHARES, INC.

By:
Name:
Title:

Accepted

BBVA SECURITIES INC.

By:
Name:
Title:

Annex I-3

Schedule I to Annex I

Title of Purchased Securities:

[ %] [Senior] [Subordinated] Notes

Aggregate Principal Amount:

[$............... or units of other Specified Currency]

[Price to Public:]

Purchase Price by [Name(s) of Agent(s)]:

% of the principal amount of the Purchased Securities[, plus accrued interest from …………… to ………….] [and accrued amortization, if any, from …… to .……….]

Method of and Specified Funds for Payment of Purchase Price:

[By certified or official bank check or checks, payable to the order of the Company, in [[New York] [Clearing House] [immediately available] funds]

[By wire transfer to a bank account specified by the Company in [next day] [immediately available] funds]

Applicable Time:

Time of Delivery:

Disclosure Package:

Closing Location for Delivery of Securities:

Maturity:

Interest Rate: [ %]

Interest Payment Dates:

[months and dates]

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

[(1)           The opinion or opinions of counsel to the Agents referred to in Section 4(i).]

[(2)           The opinion of counsel to the Company referred to in Section 4(j).]

[(3)           The officers’ certificate referred to in Section 4(k).]

[(4)           The accountants’ letter(s) referred to in Section 4(l).]

Other Provisions (including Syndicate Provisions, if applicable):

Annex I-4

ANNEX II

BBVA Compass Bancshares Inc.

Administrative Procedure

This Administrative Procedure relates to the Securities defined in the Distribution Agreement, dated           , 2015 (the “Distribution Agreement”), between BBVA Compass Bancshares, Inc. (the “Company”) and the Agent(s) listed on the signature pages therein (individually or collectively, the “Agents”), to which this Administrative Procedure is attached as Annex II.  Defined terms used herein and not defined herein shall have the meanings given such terms in the Distribution Agreement, the Prospectus and the Disclosure Package, each as amended or supplemented or the relevant Indenture.

The procedures to be followed with respect to the settlement of sales of Securities directly by the Company to purchasers solicited by an Agent, as agent, are set forth below.  The terms and settlement details related to a purchase of Securities by an Agent, as principal, from the Company will be set forth in a Terms Agreement pursuant to the Distribution Agreement, unless the Company and such Agent otherwise agree as provided in Section 3(b) of the Distribution Agreement, in which case the procedures to be followed in respect of the settlement of such sale will be as set forth below.  Notwithstanding the foregoing, the Company and an Agent or syndicate of Agents may mutually agree to any other method of settlement of sales of Securities, either in connection with a sale of Securities directly by the Company to purchasers solicited by an Agent, as agent, or a purchase of Securities by an Agent, as principal, from the Company.  An Agent, in relation to a purchase of a Security by a purchaser solicited by such Agent, is referred to herein as the “Selling Agent” and, in relation to a purchase of a Security by such Agent as principal other than pursuant to a Terms Agreement, as the “Purchasing Agent.”

The Company will advise each Agent in writing of those persons with whom such Agent is to communicate regarding offers to purchase Securities and the related settlement details.

Each Security will be issued only in fully registered form and will be represented by either a global security (a “Global Security”) delivered to The Depository Trust Company (the “Depositary”) and recorded in the book-entry system maintained by the Depositary (a “Book-Entry Security”) or a certificate issued in definitive form (a “Certificated Security”) by the Trustee, as agent for the Depositary, delivered to a person designated by an Agent, as set forth in the applicable Final Pricing Supplement and Term Sheet.  An owner of a Book-Entry Security will not be entitled to receive a certificate representing such a Security, except as provided in the relevant Indenture.

Book-Entry Securities may be issued in accordance with the Administrative Procedure set forth in Part I hereof, and Certificated Securities may be issued in accordance with the Administrative Procedure set forth in Part II hereof, in either case except as may otherwise be mutually agreed upon by the Company and an Agent or syndicate of Agents.

Annex II-1

PART I: ADMINISTRATIVE PROCEDURE FOR BOOK-ENTRY SECURITIES

In connection with the qualification of the Book-Entry Securities for eligibility in the book-entry system maintained by the Depositary, the Trustee will perform the custodial, document control and administrative functions described below (or as otherwise agreed), in accordance with its respective obligations under a Letter of Representation from the Company and the Trustee to the Depositary, dated the date hereof, and a Medium-Term Note Certificate Agreement entered into between the Trustee and the Depositary from time to time (the “Certificate Agreement”), and its obligations as a participant in the Depositary, including the Depositary’s Same-Day Funds Settlement System (“SDFS”).

Posting Rates by the Company:

The Company and the Agents will discuss from time to time the rates of interest per annum to be borne by and the maturity of Book-Entry Securities that may be sold as a result of the solicitation of offers by an Agent.  The Company may establish a fixed set of interest rates and maturities for an offering period (“posting”).  If the Company decides to change already posted rates, it will promptly advise the Agents to suspend solicitation of offers until the new posted rates have been established with the Agents.

Acceptance of Offers by the Company:

Each Agent will promptly advise the Company by telephone or other appropriate means of all reasonable offers to purchase Book-Entry Securities, other than those rejected by such Agent.  Each Agent may, in its discretion reasonably exercised, reject any offer received by it in whole or in part.  Each Agent also may make offers to the Company to purchase Book-Entry Securities as a Purchasing Agent.  The Company will have the sole right to accept offers to purchase Book-Entry Securities and may reject any such offer in whole or in part.

The Company will promptly notify the Selling Agent or Purchasing Agent, as the case may be, of its acceptance or rejection of an offer to purchase Book-Entry Securities.  If the Company accepts an offer to purchase Book-Entry Securities, it will confirm such acceptance in writing to the Selling Agent or Purchasing Agent, as the case may be, and the Trustee.

Communication of Sale Information to the Company by Agent and Settlement Procedures:

A. After the acceptance of an offer by the Company, the Selling Agent or Purchasing Agent, as the case may be, will communicate promptly, but in no event later than the time set forth under “Settlement Procedure Timetable” below, the following details of the terms of such offer (the “Sale Information”) to the Company by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means:

(1)	Principal Amount of Book-Entry Securities to be purchased;

(2)	If a Fixed Rate Book-Entry Security, the interest rate and initial interest payment date;

(3)	Trade Date;

Annex II-2

(4)	Settlement Date;

(5)	Maturity Date;

(6)
Specified Currency and, if the Specified Currency is other than U.S. dollars, the applicable Exchange Rate for such Specified Currency (it being understood that currently the Depositary accepts deposits of Global Securities denominated in U.S. dollars only);

(7)	Indexed Currency, the Base Rate and the Exchange Rate Determination Date, if applicable;

(8)	Issue Price;

(9)	Selling Agent’s commission or Purchasing Agent’s discount, as the case may be;

(10)	Net Proceeds to the Company;

(11)	If a redeemable Book-Entry Security, such of the following as are applicable:

(i)	Redemption Commencement Date,

(ii)	Initial Redemption Price (% of par), and

(iii)	Amount (% of par) that the Redemption Price shall decline (but not below par) on each anniversary of the Redemption Commencement Date;

(12)	If a Floating Rate Book-Entry Security, such of the following as are applicable:

(i)	Interest Rate Basis,
(ii)	Index Maturity,
(iii)	Spread or Spread Multiplier,
(iv)	Maximum Rate,
(v)	Minimum Rate,
(vi)	Initial Interest Rate,
(vii)	Interest Reset Dates,
(viii)	Calculation Dates,
(ix)	Interest Determination Dates,
(x)	Interest Payment Dates,
(xi)	Regular Record Dates, and
(xii)	Calculation Agent;

(13)	Name, address and taxpayer identification number of the registered owner(s);

(14)	Denomination of certificates to be delivered at settlement;

(15)	Book-Entry Security or Certificated Security; and

Annex II-3

(16)	Selling Agent or Purchasing Agent.

B.  After receiving the Sale Information from the Selling Agent or Purchasing Agent, as the case may be, the Company will communicate such Sale Information to the Trustee by facsimile transmission or other acceptable written means.  The Trustee will assign a CUSIP number to the Global Security from a list of CUSIP numbers previously delivered to the Trustee by the Company representing such Book-Entry Security and then advise the Company and the Selling Agent or Purchasing Agent, as the case may be, of such CUSIP number.

C.

(1)           In the event the Company is considered a “fast settlement bank” with the Depositary, the Trustee will enter a pending deposit message through the Depositary’s Participant Terminal System, providing the following settlement information to the Depositary, and the Depositary shall forward such information to such Agent and Standard & Poor’s Corporation:

a.	The applicable Sale Information;
b.	CUSIP number of the Global Security representing such Book-Entry Security;
c.	Whether such Global Security will represent any other Book-Entry Security (to the extent known at such time);
d.	Number of the participant account maintained by the Depositary on behalf of the Selling Agent or Purchasing Agent, as the case may be;
e.	The interest payment period; and
f.
Initial Interest Payment Date for such Book-Entry Security, number of days by which such date succeeds the record date for the Depositary’s purposes (or, in the case of Floating Rate Securities which reset daily or weekly, the date five calendar days immediately preceding the applicable Interest Payment Date and, in the case of all other Book-Entry Securities, the Regular Record Date, as defined in the Security) and, if calculable at that time, the amount of interest payable on such Interest Payment Date.

(2)           In the event the Company is not considered a “fast settlement bank” with the Depositary, the Trustee and the Company will provide the following settlement information to the Depositary in such manner as is mutually agreed upon by the Trustee and the Company, and as acceptable to the Depositary, and the Depositary shall forward such information to such Agent and Standard & Poor’s Corporation:

a.	The applicable Sale Information;
b.	CUSIP number of the Global Security representing such Book-Entry Security;
c.	Whether such Global Security will represent any other Book-Entry Security (to the extent known at such time);
d.	Number of the participant account maintained by the Depositary on behalf of the Selling Agent or Purchasing Agent, as the case may be and only if applicable;
e.	The interest payment period; and
f.	Initial Interest Payment Date for such Book-Entry Security, number of days by which such date succeeds the record date for the Depositary’s purposes (or, in the

Annex II-4

case of Floating Rate Securities which reset daily or weekly, the date five calendar days immediately preceding the applicable Interest Payment Date and, in the case of all other Book-Entry Securities, the Regular Record Date, as defined in the Security) and, if calculable at that time, the amount of interest payable on such Interest Payment Date.

The Trustee and the Company will provide to the Depositary a Letter of Representation, the Global Security as referenced in D below and the Offering Circular, Final Pricing Supplement and/or Term Sheet, as applicable (or any portion thereof), and any other information as the Depositary may request or require (including any questionnaire as may be requested by the Depositary and as not otherwise supplied by the Agent), in order to provide the information identified in this subsection C(2).

D.           The Trustee will complete and authenticate the Global Security previously delivered by the Company representing such Book-Entry Security.

E.          (1)          In the event the Company is not considered a “fast settlement bank” with the Depositary, the Trustee will deliver the executed and authenticated Global Security representing such Book-Entry Security to the Depositary.

(2)          In the event the Company is considered a “fast settlement bank” with the Depositary, the Depositary will credit such Book-Entry Security to the Trustee’s participant account at the Depositary.

F.           The Trustee will enter an SDFS deliver order through the Depositary’s Participant Terminal System, or in such other manner as mutually agreed upon by the Trustee and the Company, and as acceptable to the Depositary, instructing the Depositary to (i) debit such Book-Entry Security to the Trustee’s participant account and credit such Book-Entry Security to such Agent’s participant account and (ii) debit such Agent’s settlement account and credit the Trustee’s settlement account for an amount equal to the price of such Book-Entry Security less such Agent’s commission.  The entry of such a deliver order shall constitute a representation and warranty by the Trustee to the Depositary that (a) the Global Security representing such Book-Entry Security has been issued and authenticated and (b) the Trustee is holding such Global Security pursuant to the Certificate Agreement.  In the event the Company is not considered a “fast settlement bank” with the Depositary, the Trustee agrees to enter the SDFS deliver order described in this Section F in a manner other than through the Depositary's Participant Terminal System.

G.           Such Agent will enter an SDFS deliver order through the Depositary’s Participant Terminal System, or in such other manner as mutually agreed upon by the Company and the Agent, and as acceptable to the Depositary, instructing the Depositary (i) to debit such Book-Entry Security to such Agent’s participant account and credit such Book-Entry Security to the participant accounts of the participants with respect to such Book-Entry Security and (ii) to debit the settlement accounts of such participants and credit the settlement account of such Agent for an amount equal to the price of such Book-Entry Security.  In the event the Company is not considered a “fast settlement bank” with the Depositary, the Agent will enter the SDFS deliver

Annex II-5

order described in this Section F in a manner other than through the Depositary's Participant Terminal System.

H.           In the event the Company is considered a “fast settlement bank” with the Depositary, transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “F” and “G” (if applicable) will be settled in accordance with SDFS operating procedures in effect on the settlement date.  In the event the Company is not considered a “fast settlement bank” with the Depositary, the Trustee and the Agent will settle transfers of funds in a manner as mutually agreed to by the parties.

I.           Upon confirmation of receipt of funds, the Trustee will transfer to the account of the Company maintained at the Company or such other account as the Company may have previously specified to the Trustee, in funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure “F.”

J.           Such Agent will confirm the purchase of such Book-Entry Security to the purchaser either by transmitting to the participants with respect to such Book-Entry Security a confirmation order or orders through the Depositary’s institutional delivery system or by mailing a written confirmation to such purchaser.

K.           Upon request, the Trustee will send to the Company a statement setting forth the principal amount of Book-Entry Securities outstanding as of that date under the Issuing and Paying Agency Agreement.

L.           The Depositary will, at any time, upon request of the Company or the Trustee and at the expense of the Company, promptly furnish to the Company or the Trustee a list of the names and addresses of the participants for whom the Depositary has credited Book-Entry Securities.

Preparation of Final Pricing Supplement and Term Sheet:

If the Company accepts an offer to purchase a Book-Entry Security, it will prepare a Final Pricing Supplement and Term Sheet reflecting the terms of such Book-Entry Security and arrange to have delivered to the Selling Agent or Purchasing Agent, as the case may be, an electronic copy of such Final Pricing Supplement and Term Sheet, not later than 5:00 p.m., New York City time, on the Business Day following the Trade Date (as defined below), or if the Company and the purchaser agree to settlement on the Business Day following the date of acceptance of such offer, not later than noon, New York City time, on such date.

Delivery of Confirmation and Offering Circular and Disclosure Package: to Purchasers by Selling Agent:

The Selling Agent will deliver to the purchaser of a Book-Entry Security a written confirmation of the sale and delivery and payment instructions.  In addition, the Selling Agent will deliver to such purchaser or its agent the Offering Circular, as amended or supplemented (and a Final Pricing Supplement) in relation to such Book-Entry Security prior to or together with the earlier of the delivery to such purchaser or its agent of (a) the confirmation of sale or (b) the Book-Entry Security.  The Company shall provide an electronic copy of the Disclosure

Annex II-6

Package (as not otherwise available through the Commission's, the Holding Company's or FDIC’s website) as promptly as practicable to the Selling Agents for delivery to each purchaser or its agent.

Date of Settlement:

The receipt by the Company of immediately available funds in payment for a Book-Entry Security and the authentication and issuance of the Global Security representing such Book-Entry Security shall constitute “settlement” with respect to such Book-Entry Security.  All orders of Book-Entry Securities solicited by a Selling Agent or made by a Purchasing Agent and accepted by the Company on a particular date (the “Trade Date”) will be settled on a date (the “Settlement Date”) which is the third Business Day after the Trade Date pursuant to the “Settlement Procedure Timetable” set forth below, unless the Company and the purchaser agree to settlement on another Business Day which shall be no earlier than the next Business Day after the Trade Date.

Settlement Procedure Timetable:

For orders of Book-Entry Securities solicited by a Selling Agent and accepted by the Company for settlement on the third Business Day after the Trade Date, Settlement Procedures “A” through “J” set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement Procedure Timetable:

A-B	3:00 p.m.	on the Trade Date
C	2:00 p.m.	on the Business Day immediately preceding the Settlement Date
D	10:00 a.m.	on the Settlement Date
E1	9:00 a.m.	on the Settlement Date
E2	10:00 a.m.	on the Settlement Date
F-H	1:30 p.m.	on the Settlement Date
I-J	5:00 p.m.	on the Settlement Date

If the initial interest rate for a Floating Rate Book-Entry Security has not been determined at the time that Settlement Procedure “A” is completed, Settlement Procedures “B” and “C” shall be completed as soon as such rate has been determined.  Settlement Procedure “H” is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

If settlement of a Book-Entry Security is rescheduled or canceled, the Trustee, upon obtaining knowledge thereof, will deliver to the Depositary, through the Depositary’s Participant Terminal System, a cancellation message to such effect as soon as practicable.

Failure to Settle:

If the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Security pursuant to Settlement Procedure “F”, the Trustee may deliver to the Depositary, through the

Annex II-7

Depositary’s Participant Terminal System, as soon as practicable a withdrawal message instructing the Depositary to debit such Book-Entry Security to the Trustee’s participant account, provided that the Trustee’s participant account contains a principal amount of the Global Security representing such Book-Entry Security that is at least equal to the principal amount to be debited.  If a withdrawal message is processed with respect to all the Book-Entry Securities represented by a Global Security, the Trustee will mark such Global Security “canceled”, make appropriate entries in the Trustee’s records and send such canceled Global Security to the Company.  The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned.  If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Securities represented by a Global Security, the Trustee will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Security or Securities and shall be canceled immediately after issuance and the other of which shall represent the remaining Book-Entry Securities previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

If the purchase price for any Book-Entry Security is not timely paid to the participants with respect to such Book-Entry Security by the beneficial purchaser thereof (or a person, including an indirect participant in the Depositary, acting on behalf of such purchaser), such participants and, in turn, the Agent for such Book-Entry Security may enter deliver orders through the Depositary’s Participant Terminal System debiting such Book-Entry Security to such participant’s account and crediting such Book-Entry Security to such Agent’s account and then debiting such Book-Entry Security to such Agent’s participant account and crediting such Book-Entry Security to the Trustee’s participant account and shall notify the Company and the Trustee thereof.  Thereafter, the Trustee will (i) immediately notify the Company of such order and the Company shall transfer to such Agent funds available for immediate use in an amount equal to the price of such Book-Entry Security which was credited to the account of the Company maintained at the Trustee in accordance with Settlement Procedure I, and (ii) deliver the withdrawal message and take the related actions described in the preceding paragraph.  If such failure shall have occurred for any reason other than default by the applicable Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse the Agent on an equitable basis for the loss of its use of funds during the period when the funds were credited to the account of the Company.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Security, the Depositary may take any actions in accordance with its SDFS operating procedures then in effect.  In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Securities to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedure “D”, for the authentication and issuance of a Global Security representing the other Book-Entry Securities to have been represented by such Global Security and will make appropriate entries in its records.  The Company will, from time to time, furnish the Trustee with a sufficient quantity of Securities.  In the event the Company is not considered a “fast settlement bank” with the Depositary, the Trustee, the Company and the Agent will mutually agree to an alternative resolution of any failure to settle in the event the above procedure(s) is not available.

Annex II-8

PART II: ADMINISTRATIVE PROCEDURE FOR CERTIFICATED SECURITIES

Posting Rates by Bank:

The Company and the Agents will discuss from time to time the rates of interest per annum to be borne by and the maturity of Certificated Securities that may be sold as a result of the solicitation of offers by an Agent.  The Company may establish a fixed set of interest rates and maturities for an offering period (“posting”).  If the Company decides to change already posted rates, it will promptly advise the Agents to suspend solicitation of offers until the new posted rates have been established with the Agents.

Acceptance of Offers by Bank:

Each Agent will promptly advise the Company by telephone or other appropriate means of all reasonable offers to purchase Certificated Securities, other than those rejected by such Agent.  Each Agent may, in its discretion reasonably exercised, reject any offer received by it in whole or in part.  Each Agent also may make offers to the Company to purchase Certificated Securities as a Purchasing Agent.  The Company will have the sole right to accept offers to purchase Certificated Securities and may reject any such offer in whole or in part.

The Company will promptly notify the Selling Agent or Purchasing Agent, as the case may be, of its acceptance or rejection of an offer to purchase Certificated Securities.  If the Company accepts an offer to purchase Certificated Securities, it will confirm such acceptance in writing to the Selling Agent or Purchasing Agent, as the case may be, and the Trustee.

Communication of Sale Information to Bank by Agent:

After the acceptance of an offer by the Company, the Selling Agent or Purchasing Agent, as the case may be, will communicate the following details of the terms of such offer (the “Sale Information”) to the Company by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means:

(1)	Principal Amount of Certificated Securities to be purchased;
(2)	If a Fixed Rate Certificated Security, the interest rate and initial interest payment date;
(3)	Trade Date;
(4)	Settlement Date;
(5)	Maturity Date;
(6)	Specified Currency and, if the Specified Currency is other than U.S. dollars, the applicable Exchange Rate for such Specified Currency;
(7)	Indexed Currency, the Base Rate and the Exchange Rate Determination Date, if applicable;
(8)	Issue Price;
(9)	Selling Agent’s commission or Purchasing Agent’s discount, as the case may be;
(10)	Net Proceeds to the Company;
(11)	If a redeemable Certificated Security, such of the following as are applicable:

(i)	Redemption Commencement Date,

Annex II-9

(ii)	Initial Redemption Price (% of par), and
(iii)	Amount (% of par) that the Redemption Price shall decline (but not below par) on each anniversary of the Redemption Commencement Date;

(12)	If a Floating Rate Certificated Security, such of the following as are applicable:

(i)	Interest Rate Basis,
(ii)	Index Maturity,
(iii)	Spread or Spread Multiplier,
(iv)	Maximum Rate,
(v)	Minimum Rate,
(vi)	Initial Interest Rate,
(vii)	Interest Reset Dates,
(viii)	Calculation Dates,
(ix)	Interest Determination Dates,
(x)	Interest Payment Dates,
(xi)	Regular Record Dates, and
(xii)	Calculation Agent;

(13)	Name, address and taxpayer identification number of the registered owner(s);
(14)	Denomination of certificates to be delivered at settlement;
(15)	Book-Entry Security or Certificated Security; and
(16)	Selling Agent or Purchasing Agent.

Preparation of Final Pricing Supplement and Term Sheet by Bank:

If the Company accepts an offer to purchase a Certificated Security, it will prepare a Final Pricing Supplement and Term Sheet reflecting the terms of such Certificated Security and arrange to have delivered to the Selling Agent or Purchasing Agent, as the case may be, an electronic copy of such Final Pricing Supplement and Term Sheet, not later than 5:00 p.m., New York City time, on the Business Day following the Trade Date, or if the Company and the purchaser agree to settlement on the date of acceptance of such offer, not later than noon, New York City time, on such date.

Delivery of Confirmation and Offering Circular to Purchaser by Selling Agent:

The Selling Agent will deliver to the purchaser of a Certificated Security a written confirmation of the sale and delivery and payment instructions.  In addition, the Selling Agent will deliver to such purchaser or its agent the Offering Circular, as amended or supplemented (including the Final Pricing Supplement and Term Sheet) in relation to such Certificated Security prior to or together with the earlier of the delivery to such purchaser or its agent of (a) the confirmation of sale or (b) the Certificated Security.

Date of Settlement:

All offers of Certificated Securities solicited by a Selling Agent or made by a Purchasing Agent and accepted by the Company will be settled on a date (the “Settlement Date”) which is

Annex II-10

the third Business Day after the date of acceptance of such offer, unless the Company and the purchaser agree to settlement (a) on another Business Day after the acceptance of such offer or (b) with respect to an offer accepted by the Company prior to 10:00 a.m., New York City time, on the date of such acceptance.

Instruction from Bank to Trustee for Preparation of Certificated Securities:

After receiving the Sale Information from the Selling Agent or Purchasing Agent, as the case may be, the Company will communicate such Sale Information to the Trustee by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means (including e-mail).

The Company will instruct the Trustee by facsimile transmission or other acceptable written means (including e-mail) to authenticate and deliver the Certificated Securities no later than 2:15 p.m., New York City time, on the Settlement Date.  Such instruction will be given by the Company prior to 3:00 p.m., New York City time, on the Business Day immediately preceding the Settlement Date unless the Settlement Date is the date of acceptance by the Company of the offer to purchase Certificated Securities in which case such instruction will be given by the Company by 11:00 a.m., New York City time.

Preparation and Delivery of Certificated Securities by Trustee and Receipt of Payment Therefor:

The Trustee will prepare each Certificated Security and appropriate receipts that will serve as the documentary control of the transaction.

In the case of a sale of Certificated Securities to a purchaser solicited by a Selling Agent, the Trustee will, by 2:15 p.m., New York City time, on the Settlement Date, deliver the Certificated Securities to the Selling Agent for the benefit of the purchaser of such Certificated Securities against delivery by the Selling Agent of a receipt therefor.  On the Settlement Date the Selling Agent will deliver payment for such Certificated Securities in immediately available funds to the Company in an amount equal to the issue price of the Certificated Securities less the Selling Agent’s commission; provided that the Selling Agent reserves the right to withhold payment for which it has not received funds from the purchaser.  The Company shall not use any proceeds advanced by a Selling Agent to acquire securities.

In the case of a sale of Certificated Securities to a Purchasing Agent, the Trustee will, by 2:15 p.m., New York City time, on the Settlement Date, deliver the Certificated Securities to the Purchasing Agent against delivery of payment for such Certificated Securities in immediately available funds to the Company in an amount equal to the issue price of the Certificated Securities less the Purchasing Agent’s discount.

Failure of Purchaser to Pay Selling Agent:

If a purchaser (other than a Purchasing Agent) fails to make payment to the Selling Agent for a Certificated Security, the Selling Agent will promptly notify the Trustee and the Company thereof by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means.  The Selling Agent will immediately return the Certificated Security to the Trustee.  Immediately upon receipt of such Certificated Security by the Trustee, the Company

Annex II-11

will return to the Selling Agent an amount equal to the amount previously paid to the Company in respect of such Certificated Security.  The Company will reimburse the Selling Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Company.  The Trustee will cancel the Certificated Security in respect of which the failure occurred, make appropriate entries in its records and, unless otherwise instructed by the Company, destroy the Certificated Security.

Annex II-12

Exhibit A

Form of Davis Polk & Wardwell LLP Opinion

If called for by any Terms Agreement, the Agent shall receive pursuant to Section 6(b)(A) the opinion of Davis Polk & Wardwell LLP, subject to customary qualifications and assumptions, substantially to the effect that:

1.           The relevant Indenture has been duly qualified under the Trust Indenture Act, and assuming the due authorization, execution and delivery by the Company as a matter of Texas law, the Indenture is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the Securities to the extent determined to constitute unearned interest;

2.           Assuming the due authorization of the Distribution Agreement by the Company as a matter of Texas law, the Distribution Agreement has been duly executed and delivered by the Company;

3.           Assuming the due authorization of the form of the Securities by the Company as a matter of Texas law, the form of the Securities has been duly authorized and established in conformity with the provisions of the relevant Indenture, and, if the Securities had been executed by the Company and authenticated by the relevant Trustee or its duly appointed agent on the date of this opinion in accordance with the provisions of the relevant Indenture, all conditions precedent provided for in the applicable Indenture that relate to the authentication and delivery of the Securities would have been complied with and if the Securities had been delivered to and duly paid for by the purchasers thereof on the date of this opinion, such Securities would be entitled to the benefits of such Indenture and would be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the Securities to the extent determined to constitute unearned interest;

Exhibit A-1

4.           The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Distribution Agreement, the Securities and the relevant Indenture (each, a “Document” and collectively, the “Documents”) will not contravene any provision of the laws of the State of New York or any federal law of the United States of America that in such counsel’s experience is normally applicable in relation to transactions of the type contemplated by the Documents, provided that such counsel expresses no opinion as to federal securities laws or the Trust Indenture Act (except to the extent specifically addressed elsewhere in this opinion letter) or state securities or blue sky laws; and

5.           No consent, approval, authorization or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in such counsel’s experience is normally applicable in relation to transactions of the type contemplated by the Documents, is required for the execution, delivery and performance by the Company of its obligations under the Documents, except such as may be required under federal or state securities or blue sky laws as to which such counsel expresses no opinion; provided, however, that such counsel expresses no opinion on whether the purchase of the Securities constitutes a “prohibited transaction” under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.

6.           Such counsel has considered the statements relating to legal matters or documents included in the Prospectus under the captions “Description of Debt Securities” and “Plan of Distribution (Conflicts of Interest)” (each in the Prospectus).  In such counsel’s opinion, in each case, such statements fairly summarize in all material respects such matters or documents.

Exhibit A-2

Exhibit B

Form of General Counsel and Secretary Opinion

If called for by any Terms Agreement, the Agent shall receive pursuant to Section 6(b)(B) the opinion of the General Counsel and Secretary of the Company or other counsel for the Company, subject to customary qualifications and assumptions, substantially to the effect that:

1.           The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Texas, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

2.           To the best of such counsel’s knowledge and except as disclosed in the Registration Statement, there are no pending actions, suits or proceedings against or affecting the Company or any of its subsidiaries or any of its properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, as the case may be, taken as a whole, or would materially and adversely affect the ability of the Company to perform its obligations under the relevant Indenture or the Distribution Agreement, or which are otherwise material in the context of the sale of the Securities; and to the best of such counsel’s knowledge, no such actions, suits or proceedings are threatened.

3.           The Distribution Agreement has been duly authorized, executed and delivered by the Company.

4.           The issuance, execution and delivery of the Securities have been duly authorized by the Company and, when the terms of the Securities, in conformity to the descriptions thereof in the Registration Statement and any pricing supplement (as defined in the Registration Statement), and of their issue and sale have been duly established in accordance with the Distribution Agreement so as not to violate any applicable law or agreement or instrument then binding on the Company, and when the Securities have been duly executed and issued by the Company and duly authenticated by the Trustee in accordance with the applicable Indenture, and upon payment and delivery in accordance with the applicable Indenture, the Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits provided by the applicable Indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting the rights of creditors generally and to general equity principles (in rendering the opinion set forth in this paragraph (4), such counsel assumed that, at the time of any issuance and sale of any of the Securities, the Board of Directors of the Company (or any committee thereof acting pursuant to authority properly delegated to such committee by the Board of Directors) will not have taken any action to rescind or otherwise reduce its prior authorization of the issuance of the Securities and an officer of the Company, as

Exhibit B-1

stated in the resolutions of the Board of Directors (or any such committee) relating to the Securities, has executed and delivered such Securities).

5.           The relevant Indenture has been duly authorized, executed and delivered by the Company and constitute valid and legally binding agreements of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization and other laws of general applicability relating to or affecting the rights of creditors generally and to general equity principles.

6.           No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the issuance and sale of the Securities by the Company except such as may be required under state securities law.

7.           The execution and issuance of each particular Security in accordance with the applicable Indenture, the sale by the Company of such Security pursuant to the Registration Statement and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of its properties, or any material agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by the Registration Statement.

8.           The obligations of the Company under the Securities that are issued pursuant to the relevant Indenture [rank pari passu with its other unsecured and unsubordinated  liabilities] [are subordinate and junior in right of payment to all of the Company’s senior indebtedness].

Exhibit B-2